TITLE PLANT LEASE AND SERVICE AGREEMENT

THIS AGREEMENT IS ENTERED INTO THIS 19TH DAY OF MAY 1999 BY AND BETWEEN SECURITY UNION TITLE INSURANCE COMPANY, A CALIFORNIA CORPORATION, (HEREINAFTER "SUTIC"), SECURITY TITLE AGENCY, (HEREINAFTER "STA") SEVERALLY AND INDIVIDUALLY AND CAPITAL TITLE AGENCY INC, AN ARIZONA CORPORATION (HEREINAFTER "CUSTOMER").

                                   WITNESSETH:

WHEREAS, SUTIC and STA are engaged in the business of collecting, storing, and disseminating automated real estate information; and

WHEREAS, STA has constructed and maintains an indexed database, documents, maps, and other relevant material pertaining to real property in Maricopa County, Arizona, commonly known as a Title Plant; and

WHEREAS, SUTIC has constructed and maintains a database of electronic copies of recorded documents, maps, and other relevant material pertaining to real property in Maricopa County, Arizona, commonly known as Document Images; and

WHEREAS, SUTIC has constructed and maintains a database containing the current status of relevant tax information pertaining to real property in Maricopa County, Arizona, commonly known as a Tax System; and

WHEREAS, CUSTOMER is a duly qualified title agency, doing business in Maricopa County, Arizona; and

WHEREAS, CUSTOMER is desirous of leasing a copy of the Title Plant and having automated access to the Title Plant, Document Images and Tax System; and

WHEREAS, SUTIC and STA are desirous of providing these automated related services to CUSTOMER.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, SUTIC, STA and CUSTOMER agree as follows:

1. DEFINITIONS

For the purposes of this Agreement the following terms are defined:

     DOCUMENT....is defined as a unique item recorded in the office of the
     County Recorder and given a separate recording number.

     DOCUMENT IMAGES...are defined as electronic representations of items stored in the Image Database including Documents, Maps, Starters, and other material that may be included in electronic form for use in the System.

     MAP(S)....are defined as follows:

     PLAT MAPS are maps recorded in the office of the County Recorder and given a unique Book and Page number. These maps represent official subdivision plats.

     ASSESSOR MAPS are unique maps maintained by the office of the County Assessor. These maps show each parcel of land identified for tax collection purposes.

     ARB MAPS are unique maps provided and owned by STA. These maps are maintained to show specific land identifiers for the title plant index.

     STARTERS....are evidences of policies of title insurance, preliminary reports, guarantees, binders, or other forms issued by a customer in the course of their title insurance or title agency business.

     SYSTEM.... is defined as the computer equipment, software programs, and database of Document Images, Starters, Maps, and other material for use in SUTIC'S Automated Image Services in said County.

     SUPPLIER(S).....are defined as other parties or entities whose products or data are encompassed as part of the System.

     FILE FOLDER.....is defined as the collection of document images stored in an electronic form related to a specific unit of work that CUSTOMER has initiated and manages.

     IMMEDIATE RETRIEVAL..... is defined as providing CUSTOMER immediate access to the document image data base during SUTIC'S AND STA'S operating hours:
     Monday through Friday, except holidays, from 7:00 a.m. until 7:00 p.m.; and Saturdays, except holiday weekends, from 7:00 a.m. until 12:00 p.m. (Noon). STA & SUTIC will allow CUSTOMER access to the system outside of normal operating hours with the understanding that the system will be unattended and that there will be periods when the system will be unavailable due to normal data maintenance requirements.

     OVERNIGHT RETRIEVAL.....is defined as the ordering of Document Images during the Immediate Retrieval hours for delivery or retrieval of such images the following business day.


2. DATA BASE

2.1 DATA BASE CONTENT

STA has an indexed title plant back to 1947, SUTIC has Images for Documents recorded on or after January 1, 1988. SUTIC has or will acquire electronically scanned image copies of other items defined as Maps, Plat Folders, and Starters subject to availability. The Tax System is maintained in a current condition subject to availability of information. The term "Document" and "Document Images" include all such items unless the context indicates otherwise.


2.2 DATA BASE CURRENCY

SUTIC and STA will use its best efforts to update their database daily. Information acquired today will be posted to the appropriate database by the working day following the availability of source data.


3. DATA BASE ACCESS AND SERVICE

SUTIC AND STA hereby agree to provide non-exclusive access and CUSTOMER hereby agrees to acquire information described herein for title searching or other related purposes through the use of electronic access, and/or terminal devices approved by SUTIC and STA.

4. EQUIPMENT

Charges for equipment provided by SUTIC or STA to CUSTOMER, if any, shall be as set forth in the Exhibits hereto or as added by amendment hereof. CUSTOMER hereby agrees that no equipment shall be used to access SUTIC'S or STA'S communication network and databases except as provided or approved by SUTIC and STA.

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5. ACCESS AND SERVICE FEES

5.1 ACCESS FEES

See Exhibit "A"

5.2 IMAGE RETRIEVAL-WORKFLOW SOFTWARE

SUTIC will provide CUSTOMER a non-exclusive right to use the associated Document Image Retrieval and Workflow and software subject to the License Terms contained in Exhibit "B"

5.3 NETWORK SUPPORT CHARGE

The Network Support Charge as shown in exhibit "A" includes the central and remote site CSU/DSU, telecommunications control unit, and network management. The Network Support Charge may vary depending on the CUSTOMER'S method of access.

5.4 TELECOMMUNICATIONS SUPPORT CHARGE

SUTIC will arrange and manage the required telecommunication services through the local vendor or suppliers of SUTIC'S choice. The cost for data lines, including installation of the data lines, firewalls, routers, hubs and monthly maintenance will be billed to CUSTOMER on a pass through basis. The data line charge may be increased or decreased accordingly, whenever the telephone company or related communications costs increase or decrease.

5.5 TRAINING SERVICES

SUTIC and STA will provide reasonable initial training in the use of the systems to access and retrieve Document Images, Title Plant and Tax information at no additional charge. Additional training will be scheduled and provided quarterly.

5.6 SPECIAL SERVICES

In the event that CUSTOMER requests SUTIC or STA to supply special reports, services or other items, CUSTOMER will pay the then current charges for labor, out-of-pocket expenses and an administrative fee. An estimate of such charges will be provided upon request.

5.7        TAXES

The fees and charges do not include taxes. CUSTOMER will pay, or reimburse, SUTIC and STA for payment of, any applicable sales, use, personal property or similar taxes and any government charges based on transactions hereunder, exclusive of corporate income or franchise taxes based on SUTIC'S or STA'S net income.

5.8        DUE DATE

All monies due from CUSTOMER are due and payable to SUTIC and STA on the tenth
(10th) day after receipt of an invoice from SUTIC or STA. CUSTOMER will also pay SUTIC or STA a late payment charge equal to one and one half percent (1.5%) per month of the sum then due with respect to all amounts not paid within fifteen
(15) days after the sum has become due.

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5.9 FEE ADJUSTMENTS

SUTIC and STA may increase the fees set forth herein annually as of January 1, by the percentage amount indicated by the annual change in the Consumer Price Index, for urban wage earners and clerical workers for the local area as compiled by the U.S. Department of Labor, Bureau of Labor Statistics ("Index") for the twelve (12) months immediately preceding the adjustment date or a minimum of 2% per annum, of the then current fees being charged, whichever amount is greater.

     SUTIC, STA AND CUSTOMER.... hereby agree to the following service level:

     1. SUTIC and STA will provide CUSTOMER title plant, image and tax system access. This access will be available through their existing WAN. This will provide the CUSTOMER with the ability to request and retrieve their chain of title, images and taxes from a single workstation. Total integration of these systems will be completed by December, 1999.

     2. CUSTOMER will provide SUTIC and STA with the names of the technical personnel who will be responsible for the maintenance and training at the CUSTOMER"S site.

6. OWNERSHIP RIGHTS AND RESTRICTIONS

6.1 RESTRICTIONS

CUSTOMER agrees that all of the information contained in the Title Plant, Document Image Database, Tax Database, Arb Maps and other information provided by SUTIC or STA are for CUSTOMER'S use only in its title insurance or title agency business by those of its employees engaged in such line of business.

6.2 OWNERSHIP RIGHTS

SUTIC and STA own the information contained in the Title Plant Information System. Nothing in this Agreement restricts SUTIC and STA from using the information provided hereunder for any purpose or granting access thereto to any other person. Equipment provided by SUTIC or STA, if any, remains the property of SUTIC or STA as the case may be. All systems, programs, documentation and databases (including without limitation, compression, storage, and retrieval techniques and formats and any enhancements made thereto), are and will remain the property of SUTIC and STA, or if applicable, their suppliers. SUTIC supplied software is licensed to CUSTOMER subject to the terms and conditions set forth in "B".

6.3 PROPRIETARY INFORMATION

CUSTOMER agrees that all SUTIC and STA supplied software, manuals and documentation provided as part of this service are proprietary and confidential information of SUTIC and STA or their suppliers. CUSTOMER will permit only its employees or authorized representatives to have access to such material. CUSTOMER further agrees to not make copies of such manuals, documentation, or agreements, attachments, and exhibits. CUSTOMER or authorized user will return all SUTIC and STA property upon termination or expiration of this Agreement.

7. LIABILITY

7.1 WARRANTY EXCLUSION AND LIMITATION OF DAMAGE

NEITHER SUTIC OR STA NOR ITS SUPPLIERS MAKE ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, CONCERNING THE SYSTEM, DOCUMENT IMAGES OR OTHER INFORMATION IN THE SYSTEM OR THEIR ACCURACY OR COMPLETENESS. CUSTOMER agrees that in no event will SUTIC or STA or its suppliers be liable for any

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lost profits or for any special, consequential or exemplary damages, even if
SUTIC or STA has been advised of the possibility of such damages.

7.2 DISCLAIMER OF LIABILITIES

SUTIC, STA and CUSTOMER agree that no other person, firm or corporation not a party to this Agreement acquires any rights under this Agreement. SUTIC, STA and CUSTOMER also agree that neither SUTIC, STA nor their suppliers assume any liability and will not be held liable (a) to CUSTOMER, or (b) to customers of CUSTOMER, or (c) to insureds of CUSTOMER, or (d) to any persons to whom CUSTOMER may furnish any title policy, binder, guarantee, endorsement or other title assurance, or any report or title information, in each case by reason of any error, defect or omission, or assertion thereof, (1) in SUTIC or STA'S System or procedures or (2) in any Title Plant Report. Tax Report, Document Image or other information furnished to CUSTOMER by SUTIC or STA.

7.3 INDEMNITY

CUSTOMER will indemnify, defend and hold harmless SUTIC and STA, its affiliates and its suppliers, and their respective directors, officers, employees and agents (the "Indemnified Parties"), against and in respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies (including but not limited to investigatory costs and reasonable attorneys' fees) which any Indemnified Party may at any time suffer, incur, or become subject to as a result of or in connection with any of the following: (a) the inaccuracy of any representation made by CUSTOMER; (b) CUSTOMER'S breach of, or failure to perform, any of its warranties, covenants, promises, or obligations arising under this Agreement; (c) CUSTOMER'S violation of any Federal or State law, statute, or regulation; or (d) a claim or assertion by any person (including but not limited to customers of CUSTOMER) that either SUTIC or STA or any of its suppliers has any responsibility or liability arising from or related to the information, services or Document Images provided by SUTIC or STA through its System. With the written approval of SUTIC and STA, CUSTOMER , at its own cost, may (i) provide for the defense of SUTIC or STA in any action or litigation based upon or involving the claim or assertion and (ii) pursue such litigation to final determination. CUSTOMER will have the right, whether or not any action or litigation results, to compromise or settle the claim on behalf of SUTIC and STA, but at the sole cost of CUSTOMER and with notice to SUTIC and STA.

7.4 REPRESENTATIONS

CUSTOMER hereby represents and warrants to SUTIC and STA that: (a) neither its execution of this Agreement nor its performance under this Agreement will be a violation of any other agreement, judgment or order; and (b) it has investigated SUTIC'S and STA'S System and maintenance procedures and found them to be satisfactory for CUSTOMER'S business purposes.

8. TERM

8.1 INITIAL TERM

The term of this agreement shall commence on 6/1/1999 and shall continue for a 60 month period thereafter. Installation and parallel testing to begin 5/15/99.

8.2 RENEWAL TERM

CUSTOMER shall have the option of renewing this Agreement by notifying STA and SUTIC of its intention to do so at least 90 days prior to the end of the then current term.

9. SYSTEMS CHANGES

SUTIC and STA may in the future develop or acquire enhancements to the System, including new hardware requirements and software, but is not obligated to do so. SUTIC and STA will own all enhancements made by it even if an enhancement was made at the request, suggestion or expense of CUSTOMER. In the event such

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
enhancements materially affect the basic service to CUSTOMER, SUTICAND STA agree to notify CUSTOMER prior to implementation.

10. COMPLIANCE WITH LAWS AND REGULATIONS

CUSTOMER agrees to use the Document Images or other information received from STA and SUTIC in compliance with all applicable State and Federal laws and regulations, including the Fair Credit Reporting Act (U.S.C.A. title 15, Chapter 41, Subchapter III).

11. DEFAULT

11.1 TERMINATION ON DEFAULT

If either party does not faithfully perform, or fails to perform, any of its obligations under this Agreement and does not cure that default within thirty
(30) days after receipt of written notice specifying the default, then this Agreement may be terminated by the party not in default.

11.2 REMEDIES

In the event that CUSTOMER discovers an error, defect or omission in any Title Plant Report, Tax Report, Document Image or other information, SUTIC'S and STA'S sole obligation, and CUSTOMER'S exclusive remedy with respect thereto, is to make the necessary correction to the affected database and replace the report or image with a duplicate of the applicable report or document. In the case of a document the replacement will be made if a better image is available from the source thereof (for example, for a recorded document, in the official records of the Recorder). In the event of default in payment, SUTIC or STA MAY, UPON 15 days written notice to CUSTOMER, suspend the CUSTOMER'S access to the System or the performance of other services without liability. Except as otherwise provided, any right of termination or suspension of service is in addition to any other remedy provided by law or equity.

11.3 NONWAIVER

Failure by either party to take action with respect to any breach of this Agreement will not be construed as a waiver of the breach or any subsequent breach of the same or any other provision of this Agreement. Either party may at any time act upon any breach in accordance with applicable provisions of this Agreement OR AS ALLOWED BY LAW.

12. MISCELLANEOUS

12.1 EXCUSED PERFORMANCE

Neither SUTIC or STA will be liable for delay in delivery or performance, and is excused from any failure to deliver or perform, due to causes beyond its reasonable control. Such causes may include acts of nature, governmental actions, fire, labor difficulty, shortages, civil disturbances, transportation problems, interruptions of power or communications, failure of SUTIC or STA'S suppliers or subcontractors, or natural disasters. In particular, CUSTOMER agrees that SUTIC and STA will incur no liability to CUSTOMER in the event of damage or destruction to the System or any part of the System from any cause whatsoever. Neither SUTIC or STA will be required to reconstitute or reconstruct the then existing System if it is damaged or destroyed from any cause whatsoever. SUTIC and STA do, however, covenant and agree that they it will use their best efforts to devise and implement reasonable and adequate security measures to reduce the risk of damage or destruction of the System or other interruptions of the use of the System, all in accordance with reasonable prudent business practice.

12.2 ASSIGNMENT OR TRANSFER

(a) NONASSIGNABLE:
This Agreement cannot be assigned, in whole or in part, by CUSTOMER without the prior written consent of SUTIC and STA, which consent shall not be unreasonably withheld.

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
(b) OTHER TRANSFERS:
If CUSTOMER'S rights and benefits in this Agreement are transferred in whole or in part by involuntary method, or by operation of law, or by merger, SUTIC and STA will have the right to terminate this Agreement if the result is not satisfactory to SUTIC or STA. The obligations of CUSTOMER, including restrictions on use of title plant, tax and document images, will continue with any entity which is the survivor of CUSTOMER by reorganization, merger, or acquisition.

(c) BANKRUPTCY OF CUSTOMER:
Notwithstanding the definite term of this Agreement, it will automatically terminate upon the filing of a petition in bankruptcy by CUSTOMER, or the appointment of a receiver for CUSTOMER, or the adjudication in bankruptcy on an involuntary partition against CUSTOMER, or if any general assignment for the benefit of creditors by CUSTOMER of its assets is made.

(d) ASSIGNMENT BY SUTIC OR STA:
SUTIC or STA will have the right, without CUSTOMER'S consent, to assign this Agreement to any affiliate of SUTIC or STA , to a corporation with which it may merge or consolidate, or to a purchaser of substantially all of SUTIC.S or STA'S assets related to the line of business to which this Agreement pertains.

12.3 BENEFIT OF THE AGREEMENT

This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assignees.

12.4 NO THIRD PARTY BENEFICIARIES

This Agreement is solely for the benefit of the parties hereto and no third party will have the right or claim to the benefits afforded any party hereunder.

12.5 HEADINGS

The headings used in this Agreement are for convenience only, will not be deemed to limit, characterize or in any way affect the provisions of this Agreement.

12.6 CONSTRUCTION AND PERFORMANCE

This Agreement will not be construed against the party preparing it, but will be construed as if all parties prepared this Agreement. The heading of each numbered paragraph are to assist in reference only and are not to be used in the interpretation of the paragraphs.

12.7 SAVINGS CLAUSE

If any one or more of the provisions of this Agreement, or its application to any person or circumstance is to any extent adjudged invalid, unenforceable, void or voidable for any reason by a court of competent jurisdiction, each and all of the remaining provisions of this Agreement and their application to other persons or circumstances will not be affected and will be valid and enforceable to the fullest extent permitted by law.

12.8 SURVIVAL

Following the expiration or termination of this Agreement, whether by its terms, operation of law or otherwise, any provision regarding ownership rights, restrictions on use, liability, warranty exclusion, indemnification and monies owed and any provision required for the interpretation of this Agreement or necessary for the full observation and performance by each party hereto of all rights and obligations arising prior to the date of expiration or termination will survive such expiration or termination.

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
12.9 ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties pertaining to the subject contained in it and supersedes all prior and contemporaneous agreements, representations, and understanding of the parties pertaining thereto. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by the parties. No waiver will be binding unless executed in writing by the party making the waiver.

12.10 COUNTERPART EXECUTION

This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original but which together will constitute one and the same instrument.

12.11 GOVERNING LAW

This Agreement shall be construed and enforced in accordance with the laws of the State of Arizona. Any dispute between parties arising out of or related to this agreement shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Association unless expressly prohibited by state or federal laws before resorting to court action. The decision and award of the arbitrators shall be final and binding and the award so rendered may be entered in any court having jurisdiction of the matter. All fees and expenses of the arbitrator(s) and all other expenses of the arbitration shall be borne by the parties to such arbitration in the manner determined by the arbitrator(s). The prevailing party in any court action for enforcement of this agreement shall be entitled to its costs and reasonable attorney's fees.

12.12 EXHIBITS

The Exhibits attached to this Agreement are incorporated herein by reference as if set forth in full.

12.13 NOTICES

(a) METHODS AND ADDRESS:
All written notices permitted or required to be given under this Agreement may be delivered personally or by reputable overnight courier to the office of each of the parties, or mailed to the office of each party by Registered or Certified United States Mail when addressed as set forth below its respective signature. In addition, except for notices of default or termination, notices may be delivered by facsimile or first class mail.

(b) CHANGES OF ADDRESS:
Either party may, by written notice to the other sent in the manner set forth above, or via first class mail, change the address to which its notices are to be sent.

(c) EFFECTIVE DATE:
Notices will be deemed communicated on the date delivered, if delivered personally or by courier, and on the third business day after mailing, if mailed.

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The parties have executed this Agreement as of the date first above written.

SECURITY UNION TITLE INSURANCE COMPANY

BY:
   ------------------------------------
   Authorized Signature

   ------------------------------------
   Name (prints or type)

   ------------------------------------
   Title

Notice Address:   111 West Monroe
                  Suite 722
                  Phoenix, Az. 85003
                  Attn.: Rodger Johnson, Arizona Area Manager


SECURITY TITLE AGENCY


BY:
   ------------------------------------
   Authorized Signature

   ------------------------------------
   Name (print or type)

   ------------------------------------
   Title

Notice Address:   3620 North Fourth Avenue
                  Phoenix, Az. 85013
                  Attn: Ronald H Erhardt, Senior Vice President


CAPITAL TITLE AGENCY INC.



By:
   ------------------------------------
   Authorized Signature

   ------------------------------------
   Name  (print or type)

   ------------------------------------
   Title

Notice Address:

                                    Page IX

                                   EXHIBIT "A"

ACCESS AND SERVICE FEES

SUTIC and STA will authorize CUSTOMER access to their Maricopa County Title Plant, Image and Tax Databases under the following pricing schedule:

     SCHEDULE I

     The base fee covers the opening of up to 2,000 orders per month and covers access to the STA TITLE PLANT, the SUTIC DOCUMENT IMAGE DATABASE AND THE SUTIC TAX SYSTEM Base Fee------------------------------$15,000.00 per month
     Additional orders over 2,000 per month-------------- $3.00 per order opened

     SCHEDULE II

     Should customers order count drop below 1,800 orders opened per month for 3 consecutive months then customers order base will drop to 1,500 and the base fee will be adjusted to: Base Fee-----------------$12,500.00 per month Additional orders over 1,500 per month-------------- $5.00 per order opened

     Once customer has returned to the estimated 2,000 orders per month then schedule I will apply.

STARTERS

      Stored Starters           (To be determined)

     EQUIPMENT

     Specifications on equipment and assistance to integrate the SUTIC/STA software with Customers LAN/WAN will be provided. Any equipment cost or communication line charges will be the responsibility of CUSTOMER.


     NETWORK SUPPORT CHARGE                 $400.00 per month per site

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                                   EXHIBIT "B"

                             SOFTWARE LICENSE TERMS
Attached to and made a part of that certain Agreement dated June 1, 1999 by and between SECURIT UNION TITLE INSURANCE COMPANY ("SUTIC"),a California corporation, and CAPITAL TITLE AGENCY, an Arizona corporation an Arizona corporation ("CUSTOMER").

1. CERTAIN DEFINITIONS

The "Product" means the software delivered by SUTIC to CUSTOMER, and all enhancements thereto, for use to access Document Images or other information per the Agreement to which this License is attached as an exhibit. Other defined terms have the meanings set forth in the Agreement.

2. COPYRIGHT

The Product is owned or licensed by SUTIC or its suppliers. It is protected by United States copyright laws and international treaty provisions.

3. CERTAIN RIGHTS

This License grants CUSTOMER the right to use the Product during the Term of the Agreement on any personal computer or workstation provided by SUTIC or which meets SUTIC'S specifications solely for the purpose of accessing Document Images. At the expiration or termination of the Agreement, CUSTOMER will remove all copies of the Product from its computers and any storage media.

4. BACKUP COPIES

CUSTOMER may make one copy of the Product software for backup purposes, Written documentation may not be copied or distributed to others.

5. CERTAIN RESTRICTIONS

CUSTOMER may not disclose or transfer the Product except in connection with a permitted transfer of the Agreement. CUSTOMER may not reverse engineer, decompile. disassemble, copy or create a derivative work of the Product contrary to this License or applicable law.

6. LIMITED WARRANTY/LIMITATION OF LIABILITY

The Product is licensed "AS IS" and the exclusions, limitations, disclaimers, and indemnities in paragraph 7 of the Agreement include the Product as part of the System.

7. U. S. GOVERNMENT RESTRICTED RIGHTS

The Product and related materials are provided with RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Rights of Technical Data and Computer Software clause at DFARS 252.227-7013 or (c)(1) and (2) of the Commercial Computer Software--Restricted Rights clause at 48 CFR 52.227o 19 as applicable. Contractor/manufacturer is Chicago Title and Trust Company and or its affiliated companies at the address set forth in the Agreement.

SECURITY UNION TITLE INSURANCE          CAPITAL TITLE AGENCY
COMPANY


By:                                     By:
   ----------------------------------      -------------------------------------
Name:                                   Name:
     --------------------------------        -----------------------------------
     (Print)                                 (Print)

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